Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Investment Management and Other Services -- Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, each dated January 28, 2026, and each included in this Post-Effective Amendment No. 25 to the Registration Statement (Form N-1A, File No. 333-266913) of Morgan Stanley ETF Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated November 25, 2025, with respect to the financial statements and financial highlights of Calvert International Responsible Index ETF, Calvert Ultra-Short Investment Grade ETF, Calvert US Large-Cap Core Responsible Index ETF, Calvert US Large-Cap Diversity, Equity and Inclusion Index ETF, Calvert US Mid-Cap Core Responsible Index ETF, Eaton Vance Floating-Rate ETF, Eaton Vance High Income Municipal ETF, Eaton Vance High Yield ETF, Eaton Vance Intermediate Municipal Income ETF, Eaton Vance Mortgage Opportunities ETF, Eaton Vance Short Duration Income ETF, Eaton Vance Short Duration Municipal Income ETF, Eaton Vance Total Return Bond ETF, Eaton Vance Ultra-Short Income ETF, Parametric Equity Plus ETF, Parametric Equity Premium Income ETF, and Parametric Hedged Equity ETF (seventeen of the funds constituting Morgan Stanley ETF Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended September 30, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference of our report dated December 24, 2025, with respect to the financial statements and financial highlights of Morgan Stanley Income Opportunities Fund (which reorganized into Eaton Vance Income Opportunities ETF on the close of business on November 7, 2025) and which are included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
January 28, 2026